UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2021

HOMETRUST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35593	45-5055422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Woodfin Street, Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (828) 259-3939

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HTBI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 26, 2021, C. Hunter Westbrook, who currently serves as Senior Executive Vice President and Chief Operating Officer of HomeTrust Bancshares, Inc. (the “Company”) and as President and Chief Operating Officer of HomeTrust Bank, a wholly owned subsidiary of the Company (the “Bank”), was promoted to President of the Company and Chief Executive Officer of the Bank, effective September 1, 2021. Mr. Westbrook will continue to also serve as Chief Operating Officer of the Company and as President of the Bank. Dana L. Stonestreet, who currently serves as Chairman, President and Chief Executive Officer of the Company and as Chairman and Chief Executive Officer of the Bank, will continue serving as Chairman and Chief Executive Officer of the Company and Chairman of the Bank following Mr. Westbrook’s promotion.
In addition, the Company’s Board of Directors appointed Mr. Westbrook as a director of the Company, effective September 1, 2021. Mr. Westbrook will serve in the class of directors whose terms expire at the Company’s next annual meeting of stockholders. Mr. Westbrook also was appointed as a director of the Bank effective September 1, 2021. Mr. Westbrook was not named to any board committees in conjunction with his appointment as a director.
A description of the business experience of Mr. Westbrook, age 58, is set forth under “Item 1. Business-Information About Our Executive Officers” on page 36 of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, and this information is incorporated herein by reference. There are no arrangements or understandings between Mr. Westbrook and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K or Item 5.02(d)(2) of Form 8-K. Mr. Westbrook has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In conjunction with his promotion, effective September 1, 2021, Mr. Westbrook’s base annual salary will increase from $400,000 to $450,000 and his short-term incentive award opportunity will increase from 40% of base annual salary to 45% of base annual salary. Mr. Westbrook is not expected to receive any compensation for his service as a director of the Company or the Bank. On July 26, 2021, Mr. Westbrook’s employment agreement with the Company was amended, effective September 1, 2021, to reflect his promotion. A copy of the amendment is attached to this report as Exhibit 10.1 and is incorporated herein by reference.
On July 27, 2021, the Company issued a press release announcing Mr. Westbrook’s promotion and his appointment as a director. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

10.1	Amendment No. Three, dated as of July 26, 2021, to Amended and Restated Employment Agreement, dated as of September 11, 2018, by and between the Company and C. Hunter Westbrook
99.1	Press release dated July 27, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETRUST BANCSHARES, INC.

Date: July 28, 2021	By:	/s/ Tony J. VunCannon
Tony J. VunCannon
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

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